Exhibit 5.1

2001 Ross Avenue Suite 900 Dallas, Texas 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON london	NEW YORK PALO ALTO RIYADH SAN FRANCISCO Singapore WASHINGTON

October 1, 2025

BKV Corporation

1200 17th Street, Suite 2100

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to BKV Corporation, a Delaware corporation (the “Company”), and the subsidiaries listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”) that provides it will be supplemented in the future, if required, by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time, if required, by one or more Prospectus Supplements), relates to (a) the Company’s proposed offer and sale, from time to time, pursuant to Rule 415 under the Act, of up to $1,000,000,000 in aggregate amount of one or more series of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (iii) rights to purchase any combination of Common Stock, Preferred Stock or other securities (the “Rights”); (iv) debt securities of the Company (the “Debt Securities”); (v) guarantees of the Debt Securities (the “Guarantees”) by the Subsidiary Guarantors; (vi) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities, or any combination thereof (the “Warrants”); or (vii) units consisting of Common Stock, Preferred Stock, Rights, Debt Securities or any combination thereof (the “Units” and, together with the Common Stock, Preferred Stock, Rights, Debt Securities, Guarantees and Warrants, the “Company Securities”) and (b) the proposed resale, from time to time, by the Selling Stockholder (the “Selling Stockholder”) named in the Registration Statement of up to 63,877,614 shares of Common Stock (the “Selling Stockholder Shares”). The Company Securities together with the Selling Stockholder Shares are referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of senior Debt Securities and any related Guarantees to be issued under the Registration Statement will be governed by an indenture, substantially in the form filed as Exhibit 4.2 to the Registration Statement, to be entered into by the Company, as issuer, the Subsidiary Guarantors party thereto and the trustee thereunder (as may be amended or supplemented from time to time, the “Senior Base Indenture”). Each series of subordinated Debt Securities and any related Guarantees to be issued under the Registration Statement will be governed by an indenture, substantially in the form filed as Exhibit 4.3 to the Registration Statement, to be entered into by the Company, as issuer, the Subsidiary Guarantors party thereto and the trustee thereunder (as may be amended or supplemented from time to time, the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”). The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities and any related Guarantees, by a supplemental indenture, officers’ certificate or other writing thereunder (each, a “Supplemental Indenture Document”), by and among the Company, the Subsidiary Guarantors party thereto and the trustee thereunder, establishing the form and terms of such series of Debt Securities and any related Guarantees.

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Any Warrants, Units or Rights to be issued under the Registration Statement will be issued pursuant to a warrant agreement, unit agreement, rights agreement or similar agreement or instrument to be entered into between the Company and one or more third parties.

In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each as amended to date (together, the “Charter Documents”), (ii) the certificate of formation and the limited liability company agreement of each Subsidiary Guarantor, each as amended to date, (iii) the Indentures, (iv) corporate or limited liability company records of the Company and each Subsidiary Guarantor, (v) the Registration Statement, including the Base Prospectus contained therein relating to the Securities, (vi) the Stockholders’ Agreement, dated September 27, 2024, by and between BKV Corporation and Banpu North America Corporation, (vii) certificates of governmental and public officials and of officers and other representatives of the Company and the Subsidiary Guarantors and (viii) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for giving the opinions set forth below.

In giving such opinions below, we have relied, to the extent we deemed proper, without independent investigation or verification, upon the truth and accuracy of the representations and warranties in the documents reviewed by us and the certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In making our examination, we have assumed, without independent investigation or verification, the legal capacity and competency of all natural persons, that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

In connection with this opinion, we also have assumed that:

(i)          the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws under the Act and such effectiveness shall not have been terminated or rescinded;

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(ii)          a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby ;

(iii)          all Securities will be offered, issued (with respect to the Company Securities) and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments thereto) and the appropriate Prospectus Supplement;

(iv)          the Board of Directors of the Company or applicable governing body of the Subsidiary Guarantors, or a duly constituted and acting committee thereof (such Board of Directors, governing body or committee being hereafter referred to as the “Board”), and the stockholders of the Company will have taken all necessary corporate action to authorize the creation and issuance of the Securities and any other Company Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Company Securities and related matters;

(v)          a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement, rights agreement or similar agreement with respect to any Securities offered (each, a “Purchase Agreement”) will have been duly authorized and validly executed and delivered by the Company or the Selling Stockholder, as applicable, and the other parties thereto;

(vi)          the Securities being offered and any securities issuable upon conversion, exchange, redemption or exercise of any Company Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii)          all Company Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein; or (b) upon conversion, exchange, redemption or exercise of any other Company Security, in accordance with the terms of such Company Security or the agreement or other instrument providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(viii)          in the case of shares of Common Stock or Preferred Stock, (a) certificates representing such shares will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor payable to the Company, or if such shares are issuable on the conversion, exchange, redemption or exercise of another Company Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Board of the Company with respect to such issuance, in the case of shares of Preferred Stock;

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(ix)          in the case of shares of Preferred Stock of any series, the Board of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(x)          in the case of Debt Securities of any series and related Guarantees, (a) an indenture substantially in the form of the applicable Indenture will have been duly authorized, executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder; (b) the Board of the Company and each of the Subsidiary Guarantors will have taken all necessary action to designate and establish the terms of such series of Debt Securities and related Guarantees in accordance with the terms of the applicable Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Company, and, as applicable, the Subsidiary Guarantors and the trustee under the applicable Indenture, and such Debt Securities and related Guarantees will be governed by New York law and will not include any provision that is unenforceable; (c) a Supplemental Indenture Document will have been duly executed and delivered by the Company and, as applicable, the Subsidiary Guarantors and the trustee thereunder; (d) at the time of execution, authentication, issuance and delivery of the Debt Securities and related Guarantees, the applicable Indenture will be the valid and legally binding obligation of the trustee thereunder, enforceable against the trustee in accordance with its terms; (e) the applicable Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and (f) forms of Debt Securities and related Guarantees complying with the terms of the applicable Indenture and evidencing such Debt Securities and related Guarantees will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(xi)          in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (c) at the time of execution, countersignature, issuance and delivery of any Warrants, such warrant agreement will be the valid and legally binding obligation of the warrant agent, enforceable against such party in accordance with its terms; (d) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable; and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

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(xii)          in the case of Rights, (a) the Board will have taken all necessary corporate action to authorize the terms of such Rights, (b) the applicable rights agreement will be duly authorized by the Company and duly executed and delivered by the Company and the rights agent thereunder appointed by the Company, (c) at the time of execution, countersignature, issuance and delivery of any Rights, the related rights agreement will be the valid and legally binding obligation of the rights agent, enforceable against such party in accordance with its terms, (d) such Rights or certificates representing such Rights, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights agreement and the applicable Purchase Agreement and (e) such Rights and such rights agreement will be governed by New York law and will not include any provision that is unenforceable; and

(xiii)          in the case of Units, (a) the Board will have taken all necessary corporate action to authorize the terms of such Units and the terms of the Company Securities included in such Units, (b) the actions referred to in paragraphs (i) through (xii) above, as the case may be, will have been taken with respect to the Company Securities included in such Units, (c) the applicable unit agreement will be duly authorized by the Company and duly executed and delivered by the Company and the counterparty thereto, (d) at the time of execution, countersignature, issuance and delivery of any Units, the related unit agreement will be the valid and legally binding obligation of the counterparty, enforceable against such party in accordance with its terms, (e) such Units or certificates representing such Units, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such unit agreement and the applicable Purchase Agreement and (f) such Units and such unit agreement will be governed by New York law and will not include any provision that is unenforceable.

On the basis of the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.          The shares of Common Stock and Preferred Stock included in the Company Securities, when issued, will have been duly authorized and validly issued and will be fully paid and nonassessable.

2.          The Debt Securities, Warrants, Units and Rights included in the Company Securities, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing [(the “Enforceability Exceptions”).

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3.          The Guarantees included in the Company Securities, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against Subsidiary Guarantors in accordance with their terms, provided that the enforceability is subject to the Enforceability Exceptions.

4.          The Selling Stockholder Shares proposed to be sold by the Selling Stockholder have been duly authorized and validly issued and are fully paid and nonassessable.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York and the General Corporation Law of the State of Delaware, in each case, as in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Base Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

Schedule I

BKV Barnett, LLC

BKV Chelsea, LLC

BKV Midstream, LLC

BKV North Texas, LLC

BKV Operating, LLC

BKV Upstream Midstream, LLC

Kalnin Ventures LLC